UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 18, 2023

Date of Report (Date of earliest event reported)

Technology & Telecommunication Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41229	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

C3-2-23A, Jalan 1/152, Taman OUG Parklane Off Jalan Kelang Lama 58200 Kuala Lumpur, Malaysia
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 1 2334 8193

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one ordinary share, $0.0001 par value (the “Ordinary Shares”), and one-half Redeemable Warrant	TETEU	The Nasdaq Stock Market LLC
Ordinary Shares	TETE	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	TETEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information disclosed in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 to the extent required herein. As approved by its stockholders at the General Meeting (defined below), Technology & Telecommunication Acquisition Corporation (“TETE” or the “Company”) and Continental Stock Transfer & Trust Company entered into an amendment, dated July 18, 2023, to the Investment Management Trust Agreement, dated January 14, 2022, by and between Continental Stock Transfer & Trust Company and TETE (the “IMTA Amendment”). A copy of the IMTA Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by the shareholders of TETE of the Amendment to TETE’s Amended and Restated Memorandum and Articles of Association (the “Charter Amendment”), on July 19, 2023, TETE filed the Charter Amendment with the Registrar of Companies in the Cayman Islands. Pursuant to the Charter Amendment, TETE has the right to extend the period which it has to complete a business combination by up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to July 20, 2024 by depositing into its trust account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share outstanding after giving effect to the redemption of public shares in connection with the Charter Amendment in accordance with the terms of TETE’s amended and restated memorandum and articles of association.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

On January 18, 2023, TETE held an Extraordinary General Meeting of Shareholders (the “General Meeting”). On June 14, 2023, the record date for the General Meeting, there were 6,533,568 ordinary shares of TETE entitled to be voted at the General Meeting, 89.96% of which were represented in person or by proxy.

The final results for each of the matters submitted to a vote of TETE’s shareholders at the General Meeting are as follows:

Matters Voted On	For	Against	Abstain
Proposal to amend the Company’s Amended and Restated Articles of Association (the “Articles of Association”) to give the Company the right to extend the date by which it has to consummate a business combination (the “Combination Period”) up to twelve (12) times for an additional one (1) month each time, from July 20, 2023 to July 20, 2024 (as extended, the “Extended Date”) (i.e., for a period of time ending 30 months after the consummation of its initial public offering.	5,877,432	3	0

Proposal to amend the Company’s investment management trust agreement, dated as of January 14, 2022, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the Combination Period up to twelve (12) times for an additional one (1) month each time from July 20, 2023 to the Extended Date by depositing into the Trust Account, for each one-month extension, the lesser of (a) $144,000 and (b) $0.045 for each Class A ordinary share issued and outstanding after giving effect to the Redemption.	5,877,432	3	0

Proposal to amend the Articles of Association to provide for the right of a holder of the Company’s Class B ordinary shares, par value $0.0001 per share, to convert into Class A ordinary shares, par value $0.0001 per share, of the Company on a one-for-one basis at any time and from time to time prior to the closing of a business combination at the election of the holder.	5,877,432	3	0

Each of the proposals described above was approved by TETE’s shareholders. TETE’s shareholders elected to redeem an aggregate of 149,359 ordinary shares in connection with the General Meeting.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1*	Amended and Restated Memorandum and Articles of Association, dated July 18, 2023
10.1	Amendment to the Investment Management Trust Agreement, dated July 18, 2023, by and between TETE and Continental Stock Transfer & Trust Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2023

TECHNOLOGY & TELECOMMUNICATION ACQUISITION CORPORATION

By:	/s/ Tek Che Ng
Name:	Tek Che Ng
Title:	Chief Executive Officer